Exhibit 99.1

Mama’s Creations Reports First Quarter Fiscal 2025 Financial Results

First Quarter Revenues Increase 29% to Record $29.8 Million, Driving $3.6M in Cash Flow from Operations

EAST RUTHERFORD, NJ – June 11, 2024 – Mama’s Creations, Inc. (NASDAQ: MAMA), a leading national marketer and manufacturer of fresh deli prepared foods, has reported its financial results for the first quarter ended April 30, 2024.

Financial Summary:

	Three Months Ended April 30,
$ in millions	2024	2023	% Increase
Revenues	$29.8	$23.1	29%
Gross Profit	$7.5	$6.4	17%
Operating Expenses	$6.7	$4.4	51%
Net Income	$0.6	$1.4	(61)%
Earnings per Share (Diluted)	$0.01	$0.04	(75)%
Adj. EBITDA (non-GAAP)	$2.5	$2.5	1%

* Net income was impacted by a $0.9M one-time charge to operating expenses of $0.9M- $0.5M of which was non-cash stock compensation expense – to rectify certain options purported to be granted by the company in 2018 and 2019 during the term of the former management team.

Key First Quarter Fiscal 2025 & Subsequent Operational Highlights:

●	Selected by Costco Wholesale Corporation (“Costco”) to participate in a ‘Costco Roadshow’ in the Northeast Region, allowing members to sample the Company’s products as part of an evaluation for a more permanent placement in Costco clubs both in the region as well as nationally.
●	Participated and exhibited at leading industry trade shows including the UNFI Spring and Summer Shows in San Diego and Orlando, NATSO Connect, DOT Innovations 2024, the National Restaurant Association Show 2024, and the International Dairy Deli Bakery Association (IDDBA) 2024 Show.
●	Introduced multiple incremental products and flavors at IDDBA 2024 – the industry’s most significant event – including Breakfast Wraps, Grilled Chicken Breast in Vacuum Packs, Meatball Entertaining Sleeves and Gourmet Paninis.
●	Invited to present at leading investor conferences nationally, including the 36th Annual ROTH Conference, LD Micro Invitational, Planet MicroCap Showcase, Craig Hallum Midwest Institutional Investor Conference, and BMO Global Farm to Market Conference
●	Cash and cash equivalents as of April 30, 2024 increased to $13.0 million, as compared to $11.0 million as of January 31, 2024. The increase was driven by $3.6 million in cash flow from operations in the first quarter of fiscal 2025.

Management Commentary

“Our continued focus on purposeful and profitable growth drove a 29% increase in first quarter revenues to a record $29.8 million,” said Adam L. Michaels, Chairman and CEO of Mama’s Creations. “Some commodity price increases, particularly chicken, impacted our gross margin profile during the quarter, however our proactive efforts to improve labor and procurement efficiencies enabled us to maintain a mid-20% gross margin profile in the quarter. We generated $3.6 million in cash flow from operations in the quarter, fortifying our balance sheet, which is further supported by our untapped line of credit and a strong relationship with our commercial bank. Taken together, our emphasis on operational execution and our 4 Cs – Cost, Controls, Culture and Catapult – combined with the macro tailwinds of expanding grocery store deli prepared food sections, positions us for a steady cadence of profitable growth in the quarters ahead.

We have been proactive in addressing recent commodity price increases, successfully partnering with our customers to adjust price while concurrently focusing on implementing automation and operational efficiency improvements across the organization. We are accelerating CapEx investments to improve our value chain, which will allow us to avoid third-party upcharges and reduce labor costs. These price increases, when paired with our efficiency gains through recent CapEx investments to improve chicken processing capabilities, are expected to offset much of the anticipated impact on our gross margin profile in the second quarter. We believe these investments will position us to invest surplus gross margin, beyond our goal in the high 20% range, into more and higher ROI trade promotion – from a low single digit percent of revenue today toward our long-term goal of 10%. This will ultimately serve as the rocket fuel for the next leg in our revenue growth trajectory.

Building upon our previous successful product rotations in Costco, we were recently selected to participate in a ‘Costco Roadshow’ in the Northeast Region, allowing members to sample our products as part of an evaluation for a more permanent placement in Costco. A successful roadshow would provide us with the potential to add new and existing products with Costco, both in the Northeast region as well as nationally across other regions. We continue to expand our partnership with Costco, with our products having seen rotations in 5 of 8 regions over the past twelve months. Costco’s high-volume footprint continues to be an ideal venue for our products.

In addition to strategic marketing activations, such as our radio features and our in-store advertising, we have enhanced our industry presence with a record attendance at high-ROI industry conferences to put our products in front of buyers. Most recently we attended the International Dairy Deli Bakery Association (IDDBA) 2024 Show, one of the most important trade shows in the industry. There we took the opportunity to launch incremental pillars that will prove instrumental to our one-stop-shop deli strategy – providing sampling of our all-new breakfast wraps, sliced chicken breast in vacuum packs, meatball entertaining sleeve, and gourmet paninis. Our ongoing investments in high-impact marketing programs have the potential to drive meaningful change in brand awareness both at the industry and consumer level.

As we progress through 2024, the growth in the deli space is accelerating with consumers increasingly choosing fresh, clean and easy to prepare meals. The goal of our fourth C, Catapult, is to drive additional growth from new SKUs in existing customers, new tier-1 customers, and from continued investments in marketing & trade promotion to increase velocities of existing in-store items. We also believe that, supported by our strong balance sheet, attractively priced M&A opportunities in the industry could enable us to become a consolidator in the fragmented prepared foods market and emerge as a leading one-stop-shop deli solution on a national level.”

First Quarter Fiscal 2025 Financial Results

Revenue for the first quarter of fiscal 2025 increased 29% to $29.8 million, as compared to $23.1 million in the same year-ago quarter. The increase was largely attributable to enhanced distribution from strong club rotations and accelerated velocities from incremental trade promotions. In addition, revenue benefitted from healthy and measured volume gains driven by continued cross-selling of new products into the Company’s broad base of existing customers.

Gross profit increased 17% to $7.5 million, or 25.0% of total revenues, in the first quarter of fiscal 2025, as compared to $6.4 million, or 27.6% of total revenues, in the same year-ago quarter. The difference in gross margin was primarily attributable to increased commodity costs, which was partially offset by already approved price increases, as well as through the activation of already installed automation and strategic CapEx projects.

Operating expenses totaled $6.7million in the first quarter of fiscal 2025, as compared to $4.4 million in the same year-ago quarter. As a percentage of sales, operating expenses increased marginally in the fiscal first quarter 2025 to 19.4% from 22.4%. Operating expenses as a percentage of sales increased slightly due to the addition of several key hires – who brought new and differentiated capabilities to the organization – as well as increased non-cash expenses including depreciation, amortization and stock compensation expense, including the one-time charge noted below.

Net income for the first quarter of fiscal 2025 totaled $0.6 million, or $0.01 per diluted share, as compared to net income of $1.4 million, or $0.04 per diluted share, in the same year-ago quarter.

First quarter net income totaled 1.9% of revenue, impacted by a one-time charge to operating expenses of $0.9 million – $0.5 million of which was non-cash stock compensation expense – to rectify certain options purported to be granted by the company in 2018 and 2019 during the term of the former management team. Adjusted EBITDA, a non-GAAP measure, remained consistent year-over-year at $2.5 million for the first quarter of fiscal 2025, as compared to $2.5 million in the same year-ago quarter.

Cash and cash equivalents as of April 30, 2024 increased to $13.0 million, as compared to $11.0 million as of January 31, 2024. The increase in cash and cash equivalents was driven by $3.6 million in cash flow from operations in the first quarter of fiscal 2025. As of April 30, 2024, total debt stood at $8.3 million.

Conference Call

Management will host an investor conference call at 4:30 p.m. Eastern time today, Tuesday, June 11, 2024 to discuss the Company’s first quarter fiscal 2025 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q1 FY2025 Earnings Conference Call

Date: Tuesday, June 11, 2024

Time: 4:30 p.m. Eastern time

U.S. Dial-in: 1-877-451-6152

International Dial-in: 1-201-389-0879

Conference ID: 13746633

Webcast: MAMA Q1 FY2025 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (NASDAQ: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 8,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit https://mamascreations.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP measure – adjusted EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation and amortization adjusted for stock-based compensation and one-time costs associated with a legal settlement. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. A reconciliation of Adjusted EBITDA to net income, its corresponding GAAP measure, is shown below.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(in thousands)

	THREE MONTHS ENDED
	30-Apr-24
	2024	2023
Net Income (Loss)	$553	$1,401
Depreciation	292	248
Amortization	369	113
Taxes	179	525
Interest, net	35	177
Share Based Compensation	205	55
Stock & Cash Settlement Agreement	900	0
Adjusted EBITDA (Non-GAAP)	$2,533	$2,519

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including the impacts of public health emergencies, such as the COVID-19 pandemic, on our business, financial condition and results of operations, and our inability to mitigate such impacts; the adequacy of our liquidity to pursue our business objectives; reliance on a limited number of customers; loss or retirement of key executives, including prior to identifying a successor; adverse economic conditions or intense competition; pricing pressures in the market and lack of control over the pricing of raw materials and freight; entry of new competitors and products; adverse federal, state and local government regulation (including, but not limited to, the Food and Drug Administration); liability related to the consumption of our products ability to secure placement of our products in key retail locations; wage and price inflation; maintenance of quality control; and issues related to the enforcement of our intellectual property rights, and other risks identified in the Company’s 10-K for the fiscal year ended January 31, 2024 and other filings made by the Company with the Securities and Exchange Commission.

Investor Relations Contact:

Lucas A. Zimmerman
Managing Director
MZ Group – MZ North America
(949) 259-4987
MAMA@mzgroup.us
www.mzgroup.us

Mama’s Creations, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	April 30, 2024	January 31, 2024
	(Unaudited)	Audited
Assets:

Current Assets:
Cash and cash equivalents	$13,043	$11,022
Accounts receivable, net	8,079	7,859
Inventories, net	3,017	3,310
Prepaid expenses and other current assets	1,230	1,375
Total current assets	25,369	23,566

Property, plant, and equipment, net	5,457	4,436
Intangible assets, net	4,599	4,979
Goodwill	8,633	8,633
Operating lease right of use assets, net	2,755	2,889
Deferred tax asset	331	503
Deposits	95	95
Total Assets	$47,239	$45,101

Liabilities and Stockholders’ Equity:

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$14,257	$12,425
Term loan, net of unamortized debt discount of $32 and $38, respectively	1,519	1,514
Operating lease liabilities	418	434
Finance leases payable	378	367
Promissory notes – related parties	1,950	1,950
Total current liabilities	18,522	16,690

Line of credit	—	—
Operating lease liabilities – net of current	2,380	2,515
Finance leases payable – net of current	1,125	1,062
Promissory notes – related parties, net of current	2,250	2,250
Term loan – net of current	2,616	3,003
Total long-term liabilities	8,371	8,830

Total Liabilities	26,893	25,520

Commitments and contingencies (Notes 9 and 10)

Stockholders’ Equity:
Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued as of April 30, 2024 and January 31, 2024, respectively, 0 shares outstanding as of April 30, 2024 and January 31, 2024, respectively	-	-
Series B Preferred stock, $0.00001 par value; 200,000 shares authorized; 0 and 0 issued and outstanding as of April 30, 2024 and January 31, 2024 respectively	-	-
Preferred stock, $0.00001 par value; 19,680,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00001 par value; 250,000,000 shares authorized; 37,493,096 and 37,488,239 shares issued as of April 30, 2024 and January 31, 2024, respectively, 37,263,096 and 37,258,239 shares outstanding as of April 30, 2024 and January 31, 2024, respectively	-	-
Additional paid in capital	23,490	23,278
Accumulated deficit	(2,994)	(3,547)
Less: Treasury stock, 230,000 shares at cost	(150)	(150)
Total Stockholders’ Equity	20,346	19,581
Total Liabilities and Stockholders’ Equity	$47,239	$45,101

Mama’s Creations, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended April 30,
	2024	2023

Net sales	$29,838	$23,121

Costs of sales	22,375	16,750

Gross profit	7,463	6,371

Operating expenses:
Research and development	104	71
Selling, general and administrative expenses	6,586	4,357
Total operating expenses	6,690	4,428

Income from operations	773	1,943

Other income (expenses)
Interest expense, net	(35)	(177)
Amortization of debt discount	(6)	(6)
Other income	—	20
Total other expenses	(41)	(163)

Net income before income tax provision and income from equity method investment	732	1,780

Income from equity method investment	—	146
Income tax expense	(179)	(525)

Net income	553	1,401

Less: series B preferred dividends	—	(27)

Net Income available to common stockholders	553	1,374

Net income per common share
– basic	$0.01	$0.04
– diluted	$0.01	$0.04

Weighted average common shares outstanding
– basic	37,259	36,394
– diluted	39,329	37,626

Mama’s Creations, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	For the Three Months Ended April 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$553	$1,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	292	248
Amortization of debt discount	6	6
Amortization of right of use assets	134	6
Amortization of intangibles	380	102
Stock-based compensation	205	55
Change in deferred tax asset	172	345
Income from equity method investment	-	(146)
Changes in operating assets and liabilities:
Accounts receivable	(220)	(1,557)
Inventories	293	1,100
Prepaid expenses and other current assets	145	(607)
Security deposits	-	(3)
Accounts payable and accrued expenses	1,832	696
Operating lease liability	(151)	(35)
Net Cash Provided by Operating Activities	3,641	1,611

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for fixed assets	(1,144)	(145)
Net Cash (Used in) Investing Activities	(1,144)	(145)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of term loan	(388)	(388)
Repayment of line of credit, net	-	(140)
Repayment of finance lease obligations	(95)	(50)
Payment of Series B Preferred dividends	-	(27)
Proceeds from exercise of stock options	7	20
Net Cash (Used in) Financing Activities	(476)	(585)

Net Increase in Cash	2,021	881

Cash and cash equivalents at beginning of period	11,022	4,378

Cash and cash equivalents at end of period	$13,043	$5,259

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$-	$9
Interest	$114	$152

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash deposits on prepaid additions	$-	$308
Finance lease asset additions	$169	$-